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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated July 23, 1999, on the May 31, 1999 financial statements of STI Classic Funds, included in Post-Effective Amendment No. 32 to the Registration Statement on Form N1-A, and to all references to our Firm included in or made part of this Registration Statement File No. 33-45671.


/s/Arthur Andersen LLP

Philadelphia, PA
 September 24, 1999